UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 23, 2020

ServisFirst Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36452	26-0734029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Woodcrest Place, Homewood, Alabama 35209

(Address of principal executive offices) (Zip Code)

(205) 949-0302

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common	SFBS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders.

(a)	On April 23, 2020, the Company held its Annual Meeting of Stockholders.

(b)	Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. There was no solicitation in opposition to management’s nominees for directors as listed in the Proxy Statement, and all such nominees for director listed in the Proxy Statement were elected. The final results of the voting for directors are set forth below:

Proposal 1

Election of Directors

Nominee	For	Withhold	Abstain	Broker non-votes
Thomas A. Broughton III	34,313,795	283,764	-	12,566,191
J. Richard Cashio	34,042,675	554,884	-	12,566,191
James J. Filler	34,273,321	324,237	-	12,566,191
Michael D. Fuller	34,057,952	539,607	-	12,566,191
Christopher J. Mettler	34,525,038	72,521	-	12,566,191
Hatton C.V. Smith	34,162,015	435,544	-	12,566,191
Irma L. Tuder	34,264,904	332,655	-	12,566,191

Described below are the other matters voted upon at the Annual Meeting and the final number of affirmative votes, negative votes, abstentions and broker non-votes:

Proposal 2

Advisory vote on executive compensation - approved

For	Against	Abstain	Broker non-votes
33,829,828	582,517	185,214	12,566,191

Proposal 3

Ratification of Dixon Hughes Goodman LLP as Independent Registered Public Accounting Firm

for the year ending December 31, 2020 - approved

For	Against	Abstain	Broker non-votes
47,117,297	37,869	8,584	-

As of the record date of the Annual Meeting, 53,713,811 shares of common stock were issued and outstanding, with 47,163,750 shares of common stock represented by proxies at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

/s/ Thomas A. Broughton, III
Dated: April 24, 2020	By: Thomas A. Broughton III
Chief Executive Officer